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[GRAHAM & DUNN LETTERHEAD]

                                  May 14, 1996


Ackerley Communications, Inc.
SeaFirst Fifth Avenue Plaza
800 Fifth Avenue, Suite 3770
Seattle, Washington  98104

     Re: ACKERLEY COMMUNICATIONS, INC. NONEMPLOYEE-DIRECTORS' EQUITY COMPENSATION PLAN -- LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission (the "Commission") with respect to 100,000 shares of common stock, $.01 par value ("Shares"), of Ackerley Communications, Inc., a Delaware corporation ("Ackerley") authorized for issuance under the Ackerley Communications, Inc. Nonemployee-Directors' Equity Compensation Plan (The "Plan").

     In connection with the offering of the Shares, we have examined: (i) the Plan, which is filed as Exhibit 99.1 to the Registration Statement; (ii) the Registration Statement, including the remainder of the exhibits; and (iii) such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of Ackerley.

     Our opinion assumes that the Shares are issued in accordance with the terms of the Plan after the Registration Statement has become effective under the Act.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, or any portion thereof, to the extent such Shares represent original issuances by Ackerley, have been duly authorized and that, upon the due execution by Ackerley and the registration by its registrars of the Shares, issuance thereof by Ackerley and receipt of the consideration therefor in

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Ackerley Communications, Inc.
May 14, 1996
Page 2



accordance with the terms of the Plan, the Shares will be validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. This consent shall not be construed to cause us to be in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,

                              /s/ Graham & Dunn

                              GRAHAM & DUNN